UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 13, 2010, Tim Hortons Inc. (the “Corporation”) entered into a Senior Revolving Facility Credit Agreement as co-borrower with its subsidiary, The TDL Group Corp. and with The Bank of Nova Scotia as administrative agent, JPMorgan Chase Bank, N.A. as syndication agent, Royal Bank of Canada as documentation agent, J.P. Morgan Securities Canada Inc. and The Bank of Nova Scotia as lead arrangers and joint bookrunners, and the lenders from time to time parties thereto, with a maturity date of December 15, 2014 (the “Senior Revolver”).

On January 26, 2012, the Corporation and The TDL Group Corp., as borrowers, entered into an Amendment No. 1 to the Senior Revolver with the lenders party thereto, as well as the agents under the Senior Revolver (the “Amendment”). The Amendment, among other things, (i) reduced the current annual facility fee payable under the Senior Revolver of 37.5 basis points to 20 basis points; (ii) lowered the current cost of borrowing from bankers’ acceptances plus 112.5 basis points to plus 80 basis points, based on our current credit rating; and (iii) extended the maturity date of the Senior Revolver to January 26, 2017.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment No. 1 to Senior Revolving Facility Credit Agreement dated as of January 26, 2012, among the Corporation and The TDL Group Corp., as borrowers, and certain lenders and agents named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: February 1, 2012	By:	/s/ JILL E. AEBKER
Jill E. Aebker Senior Vice President and Secretary

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